UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
 CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2023
UBIQUITI INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35300	32-0097377
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
685 Third Avenue, 27th Floor
New York, New York 10017
(Address of principal executive offices, including zip code)
(646) 780-7958
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	UI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Third Amended & Restated Credit Agreement

On April 3, 2023, Ubiquiti Inc. (the “Company”), as borrower, and certain domestic subsidiaries, as guarantors (the “Domestic Guarantors”), entered into a first amendment (the “First Amendment”) to third amended and restated credit agreement (the “Credit Agreement”, and as amended by the First Amendment, the “Amended Credit Agreement”) with the financial institutions named as lenders therein and Wells Fargo Bank, National Association, as administrative agent and collateral agent for the lenders (in such capacity, the “Agent”).

The First Amendment added a new term loan facility in an aggregate principal amount of $250 million (the “First Amendment Term Loan”) in addition to the $700 million outstanding senior secured revolving credit facility (the “Revolving Credit Facility”) and the initial term loan facility (the “Initial Term Loan Facility”) in an initial amount of $500 million previously advanced under the Credit Agreement. Additionally, the First Amendment (a) provided that all loans bearing interest at a LIBOR rate under the Credit Agreement (each, a “LIBOR Rate Loan”) and the applicable interest periods in respect of such LIBOR Rate Loans under the Credit Agreement will not be renewed or extended and, upon the expiration or earlier termination of such interest periods, such LIBOR Rate Loans will be (i) repaid or (ii) converted to loans accruing at Base Rate (as defined in the Amended Credit Agreement) or Adjusted Term SOFR (as defined below), at the Company’s option; (b) implemented “Adjusted Term SOFR” as a reference rate for borrowings under the Amended Credit Agreement, and (c) modified the definition of “Base Rate” to replace the LIBOR rate component with Adjusted Term SOFR, in addition to other modifications or inclusion of other definitions to reflect customary terms. Adjusted Term SOFR is defined as Term SOFR (as defined in the Amended Credit Agreement) plus 0.10% per annum; provided that Adjusted Term SOFR shall in no event be less than 0.00%. All other material terms and provisions of the Amended Credit Agreement remain substantially identical to the terms and provisions of the Credit Agreement in place immediately prior to the effectiveness of the First Amendment. The maturity date for the Revolving Credit Facility and the Initial Term Loan Facility remains March 30, 2026.

The First Amendment Term Loan is payable in quarterly installments equal to $3.125 million, commencing with the quarter ended June 30, 2023, subject to certain adjustments to individual installments as provided in the Amended Credit Agreement. If not sooner paid, the First Amendment Term Loan must be paid in full, together with accrued interest thereon, on March 30, 2026, which is the same maturity date for the Revolving Credit Facility and Initial Term Loan Facility. The First Amendment Term Loan may be prepaid at any time without penalty or premium.

The First Amendment Term Loan bears interest, at the Company’s option, at either (i) a floating rate per annum equal to Base Rate plus a margin of between 1.00% and 1.75%, depending on the Company’s consolidated total leverage ratio as of the most recently ended fiscal quarter or (ii) a floating per annum rate equal to the applicable Adjusted Term SOFR rate for a specified period, plus a margin of between 2.00% and 2.75%, depending on the Company’s consolidated total leverage ratio as of the most recently ended fiscal quarter. A default interest rate shall apply on all obligations during certain events of default under the Amended Credit Agreement at a rate per annum equal to 2.00% above the applicable interest rate. The Company is obligated to pay Agent fees customary for an amendment to a facility of this size and type.

The proceeds from the First Amendment Term Loan are available for working capital and general corporate purposes that comply with the terms of the Credit Agreement.

The obligations of the Company and certain domestic subsidiaries under the First Amendment Term Loan are required to be guaranteed by the Domestic Guarantors and are collateralized by substantially all assets (excluding intellectual property) of the Company and the Domestic Guarantors.

Agent and the lenders and other financial institutions party to the First Amendment, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.

The foregoing is a summary description of certain terms of the First Amendment and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the First Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1*
First Amendment to Third Amended and Restated Credit Agreement, dated as of April 3, 2023, by and among Ubiquiti Inc., as borrower, certain domestic subsidiaries of the borrower, as guarantors, the lenders and other financial institutions party thereto and Wells Fargo Bank, National Association, as administrative and collateral agent.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

* Certain of the exhibits and attachments to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI INC.

April 7, 2023	By:	/s/ Robert J. Pera
	Name:	Robert J. Pera
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*
First Amendment to Third Amended and Restated Credit Agreement, dated as of April 3, 2023, by and among Ubiquiti Inc. as borrower, certain domestic subsidiaries of the borrower, as guarantors, the lenders and other financial institutions party thereto and Wells Fargo Bank, National Association, as administrative and collateral agent.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

*Certain of the exhibits and attachments to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.